RUBY TUESDAY, INC.

SERVICE STOCK AWARD

This SERVICE STOCK AWARD (the “Award”) is made and entered into as of the ___ day of ____, 2009 by and between Ruby Tuesday, Inc. (the “Company”), a Georgia corporation, and Samuel E. Beall, III (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Employee the Award Shares described below pursuant to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) in consideration of the Employee’s services to the Company (the “Stock Award”).

A.	Grant Date: ________.

B.	Award Shares: _____ shares of the Company’s common stock (“Common Stock”), $.01 par value per share.

C.	Vesting: The Award Shares are fully vested as of the Grant Date.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Ruby Tuesday, Inc.

By:

Title:

ADDITIONAL TERMS AND CONDITIONS OF

RUBY TUESDAY, INC.

STOCK AWARD

1.	Condition to Delivery of Award Shares.

(a)    Employee must deliver to the Company, within two (2) business days after the Grant Date, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the grant of the Award Shares.

(b)       In lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that are Award Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock determined by the closing price for the Common Stock on the last business day immediately preceding the Grant Date, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Award Shares on the Grant Date. Employee may make a Withholding Election only if all of the following conditions are met:

(i)        the Withholding Election must be timely made by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)        any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)        Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Award Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee. At the request of the Employee, the Committee may authorize the Company to participate in such arrangements between the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Award Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

2.	Issuance of Award Shares.

(a)        The Company shall issue the Award Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)         by the issuance of share certificate(s) evidencing Award Shares to the Employee; or

(ii)        by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

(b)        The Company shall deliver the Award Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Award Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Award Shares are referred to in this Section 2(b) as the “Net Award Shares”). If the number of Award Shares includes a fraction of a share, the Company shall not be required to deliver the fractional share to the Employee, and the number of Award Shares shall be rounded down to the next nearest whole number. At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Award Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(c)        The Employee shall be entitled to all rights respecting the Award Shares applicable to holders of shares of Common Stock generally, including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon.

3.          Restrictions on Transfer of Award Shares. Until the tax withholding obligations have been satisfied as described in Section 1, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Award Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Award Shares so transferred will continue to be bound by the Plan and this Award.

4.          Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

5.          Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

6.          Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein. Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

7.          Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

8.          Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.          Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan

10.        Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

11.        No Right to Continued Employment. Neither the establishment of the Plan nor the Stock Award made pursuant to this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any affiliate of the Company.

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION

RUBY TUESDAY, INC.

SERVICE STOCK AWARD

TO:	Ruby Tuesday, Inc.

FROM:	SSN:

RE:	Withholding Election

This election relates to the Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)        My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

☐	the original recipient of the Stock Award.

☐	the legal representative of the estate of the original recipient of the Stock Award.

☐	a legatee of the original recipient of the Stock Award.

☐	the legal guardian of the original recipient of the Stock Award.

(3)        The Stock Award pursuant to which this election relates was issued under the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) in the name of _________________ for a total of ______________ shares of Common Stock. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Award Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)        I hereby elect to have certain of the Award Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

The fair market value of the Award Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations.

(5)        I understand that this Withholding Election must be timely made pursuant to Section 1 of the Stock Award and Section 5.1 of the Plan.

Exhibit A - Page 1 of 2

(6)        I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Award Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)        The Plan has been made available to me by the Company, I have read and understand the Plan and the Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit A - Page 2 of 2